Exhibit 1.01 to Form SD

CONFLICT MINERALS REPORT

CISCO SYSTEMS, INC.

IN ACCORDANCE WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934

This Conflict Minerals Report (“CMR”) has been prepared by Cisco Systems, Inc. (herein referred to as “Cisco”, the “Company,” “we,” “our” and “us”). The information contained herein includes the activities of Cisco’s majority-owned subsidiaries and variable interest entities that are required to be consolidated for financial reporting purposes. It does not include the activities of variable interest entities that are not required to be consolidated for financial reporting purposes.

This CMR for the reporting period January 1 to December 31, 2017 is presented to comply with the final conflict minerals implementing rules (“Final CM Rules”) promulgated by the Securities and Exchange Commission (“SEC”), as modified by the SEC order issued on May 2, 2014. The Final CM Rules were adopted by the SEC to implement the reporting requirements mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Final CM Rules impose reporting obligations on SEC registrants whose manufactured products contain Conflict Minerals (as defined below) that are necessary to the functionality or production of such products. “Conflict Minerals” are currently defined by the SEC as Cassiterite, Columbite-Tantalite (Coltan), Gold, Wolframite, or their derivatives, which the SEC has currently limited to tin, tantalum, tungsten, and gold (collectively or individually, as appropriate, “3TG”).

To comply with the Final CM Rules, we conducted due diligence on the source and chain of custody of the Conflict Minerals that were necessary to the functionality or production of the products that we manufactured or contracted to manufacture to ascertain whether these Conflict Minerals originated in the Democratic Republic of the Congo or an adjoining country (collectively, “Covered Countries”) and financed or benefited armed groups in any of these countries.

Overview

Company Overview

Cisco designs, manufactures, and sells Internet Protocol-based networking and other products related to the communications and information technology industry and provides services associated with these products and their use.

Products Overview

Effective as of the first quarter of its fiscal 2018 year, which commenced on July 30, 2017, Cisco began reporting its product and service revenue in the following five categories: Infrastructure Platforms, Applications, Security, Other Products, and Services. The change better aligns Cisco’s product categories with its evolving business model. The Infrastructure Platforms product category represents our core networking offerings related to switching, routing, wireless, and the data center. The Applications product category includes our collaboration offerings as well as Internet of Things and analytics software offerings. Our products and technologies were previously grouped into the following categories: Switching; Next-Generation Network Routing; Collaboration; Data Center; Wireless; Service Provider Video; Security; and Other Products. The information set forth under the subheading “Products and Services” in “Item 1. Business” of our most recent annual report on Form 10-K, filed with the SEC on September 7, 2017, is incorporated herein by reference.

Supply Chain Overview

Cisco’s supply chain operations encompass the development, manufacture, distribution and take-back of our products. This includes sourcing, order management, manufacturing, delivery, and “reverse logistics” (which refers to logistics relating to the return, reuse and/or recycling of products).

We spend billions of dollars each year with a complex community of thousands of suppliers around the world. We have categorized our suppliers into three types: manufacturing partners, component suppliers, and logistics and service providers. Certain component suppliers, e.g. packaging suppliers, as well as logistics and service providers were excluded from the reasonable country of origin inquiry (“RCOI”) and due diligence measures discussed below because we have concluded that they do not provide Cisco with any products within the scope of the Final CM Rules.

Cisco is committed to sourcing components and materials from companies that share our values related to respect for human rights and environmental responsibility. We commenced conflict minerals due diligence on a voluntary basis in 2012. As Cisco does not have a direct relationship with 3TG smelters or refiners, we collaborate with our suppliers and other companies within our sector to implement many of our Conflict Minerals compliance policies and processes.

Cisco requires In-Scope Suppliers (as defined below) to provide information regarding the origin, source and chain of custody of the Conflict Minerals contained in our product components and materials, and Cisco has relied upon such information in the preparation of this CMR.

Overview of Cisco’s Alignment with Existing Conflict Minerals Industry Initiatives

Cisco has been a member of the Responsible Business Alliance (“RBA” and formerly the Electronic Industry Citizenship Coalition) since April 2008 and a participant in the Responsible Materials Initiative (“RMI” and formerly the Conflict-Free Sourcing Initiative), a joint initiative of the RBA and the Global e-Sustainability Initiative. We support this multi-industry initiative that audits smelters’ and refiners’ sourcing activities. We have adopted the RMI’s standard industry tools and templates, including the Responsible Minerals Assurance Process (“RMAP” and formerly the Conflict-Free Smelter Program), which is a standardized protocol for audits of smelters and refiners designed to enable our In-Scope Suppliers to investigate, determine and disclose the identity of the smelters and refiners that are in their supply chains.

Design of Cisco’s Conflict Minerals Program

Cisco designed its due diligence with respect to the source and chain of custody of the Conflict Minerals contained in its products based on the five-step due diligence framework set forth in the Third Edition of the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the supplements thereto.

Description of Due Diligence Measures Performed

Below are the actions performed for this reporting period in order to exercise due diligence on the source and chain of custody of the necessary Conflict Minerals contained within our products that may or may not have originated from the Covered Countries and may or may not have come from recycled or scrap smelters or refiners. Throughout this CMR the term “In-Scope Suppliers” refers to suppliers for Cisco’s hardware products, assessed according to scoping criteria developed by Cisco that are responsive to the requirements of the Final CM Rules.

In-Scope Supplier Identification—We identified suppliers within our supply chain that could potentially be supplying products/components that contain 3TG. A survey of In-Scope Suppliers was conducted using the RMI Conflict Minerals Reporting Template (“CMRT”), which provides a mechanism for In-Scope Suppliers to provide details regarding the smelters and refiners from which they source 3TG.

In-Scope Supplier CMRT Data Collection – We utilized the CMRT to survey In-Scope Suppliers and perform due diligence. With respect to certain In-Scope Suppliers, CMRTs were obtained using external tools and databases.

In-Scope Supplier CMRT Analysis and Research – In-Scope Suppliers that provided inaccurate or incomplete information were contacted in order to correct the information or obtain additional information and/or seek clarification on whether specific smelters or refiners contributed to Cisco products.

In-Scope Supplier Tracking and Monitoring – We tracked and monitored the completion of CMRTs by In-Scope Suppliers by means of internal tools. We escalated missing CMRTs to our Global Supplier Management team in an effort to reach closure. We also conducted follow-up communications with certain In-Scope Suppliers, including meetings to discuss supplier progress with respect to conflict-free sourcing.

In-Scope Supplier Smelter Analysis – We conducted analysis regarding the smelters and refiners identified by our In-Scope Suppliers, including an RCOI determination, using information provided by the RMI and other external sources.

Results of Cisco’s Due Diligence

In-Scope Supplier Survey Responses

During the reporting year, Cisco surveyed its In-Scope Suppliers using the CMRT. In total we surveyed 493 In-Scope Suppliers, of which 94% acted upon and returned CMRTs to Cisco. These CMRTs were analyzed as part of our In-Scope Supplier smelter analysis. The 493 In-Scope Supplier number represents a reduction of 150 suppliers compared to the number surveyed during 2016. This reduction was driven by refined In-Scope Supplier selection criteria based on prior year feedback received from Out-of-Scope Suppliers (suppliers not providing 3TG), as well as by Supplier consolidation.

Smelter and Refiner Summary

The results of Cisco’s RCOI and due diligence on the source and chain of custody of Cisco’s necessary Conflict Minerals are the product of an iterative and escalating data collection and dialogue process with our In-Scope Suppliers, as described in the immediately foregoing section.

Cisco’s In-Scope Suppliers identified 313 unique smelters or refiners, up from 302 unique smelters or refiners the previous reporting year. This 3% increase in unique smelters and refiners can in part be attributed to the industry’s continued efforts to encourage smelters and refiners to undergo the RMAP.

Of such 313 unique smelters and refiners, 254 are conformant with the RMAP’s assessment protocols (collectively, “Conformant” smelters and refiners), and 9 are “Active” according to the RMAP, meaning that they either (i) have committed to undergo an audit by the RMAP or (ii) are participating in one or more of the other certification programs recognized by the RMAP (collectively, “Active” smelters and refiners). Table 1 below presents, by Conflict Mineral, the total number of unique smelters and refiners identified and the percentage that are either Conformant or Active. See Addendum A for a list of all identified smelters and refiners that are either Conformant or Active. The number of smelters and refiners in the Cisco supply chain for the 2017 reporting year that are either Conformant or Active has increased by five from the previous reporting year: 263 smelters and refiners for the 2017 reporting year, versus 258 smelters and refiners for the 2016 reporting year.

Table 1 – Conformant or Active Smelters and Refiners, by Conflict Mineral.

(as reported to Cisco by In-Scope Suppliers)

	Total Smelters and Refiners, by Conflict Mineral	Number Conformant or Active	Current Percentage Conformant or Active	Previous Percentage Conformant or Active
	(2017)*	(2017)	(2017)	(2016)	(2015)	(2014)
Gold	146	107	73%	75%	73%	32%
Tantalum	42	41	98%	100%	100%	70%
Tin	79	72	91%	91%	86%	22%
Tungsten	46	43	93%	91%	88%	52%

*	Includes smelters and refiners that are potential sources of 3TG

Based on RMI’s March 18, 2018 RCOI data, the countries of origin of Conflict Minerals are listed in Addendum B.

Process Improvement Efforts

We intend to take the following steps to improve our due diligence measures and to further mitigate the risk that the Conflict Minerals contained in our products could benefit armed groups in the Covered Countries:

•	Further collaboration and partnership with RMI members to verify the status of smelters and refiners that are identified by our In-Scope Suppliers;

•	Enhancing In-Scope Supplier communications and training to improve In-Scope Supplier data accuracy and completeness;

•	Continuing to exert influence throughout our supply chain through the use of supplier scorecards and review processes;

•	Advocating alternative sourcing strategies and educating In-Scope Suppliers regarding the availability of Conflict Minerals from smelters and refiners sourcing from the Covered Countries that are conformant with the assessment protocols of the RMAP.

Summary

Cisco continues to work towards achieving a conflict-free supply chain for our products, but given that we have received insufficient information with respect to certain smelters and refiners that may have processed the Conflict Minerals in our products, we are unable to conclude whether our products are conflict free, and for this reason, pursuant to SEC guidance issued April 29, 2014 and the SEC order issued May 2, 2014, an independent private sector audit of the report presented herein has not been conducted.

FORWARD LOOKING STATEMENTS

Statements relating to due diligence process improvement made in this CMR, as well as similar strategy and compliance process statements made in this CMR, are forward-looking in nature and are based on Cisco’s management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors (such as whether industry organizations and initiatives such as the RBA and RMI remain effective as a source of external support to us in the Conflict Minerals compliance process) that may be outside of Cisco’s control and that could cause actual events to differ materially from those expressed or implied by the statements made herein.

DOCUMENTS INCORPORATED BY REFERENCE

Unless otherwise stated herein, any documents, third-party materials or references to websites (including Cisco’s) are not incorporated by reference in, or considered to be a part of this CMR unless expressly incorporated by reference herein.

Addendum A

Conformant or Active Smelters and Refiners

(as reported to Cisco by In-Scope Suppliers)

Metal (*)	Smelter Reference List (*)	Smelter Country (*)
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA

Gold	Aida Chemical Industries Co., Ltd.	JAPAN

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN

Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL

Gold	Argor-Heraeus S.A.	SWITZERLAND

Gold	Asahi Pretec Corp.	JAPAN

Gold	Asaka Riken Co., Ltd.	JAPAN

Gold	Aurubis AG	GERMANY

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES

Gold	Boliden AB	SWEDEN

Gold	C. Hafner GmbH + Co. KG	GERMANY

Gold	CCR Refinery - Glencore Canada Corporation	CANADA

Gold	Cendres + Metaux S.A.	SWITZERLAND

Gold	Chimet S.p.A.	ITALY

Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF

Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF

Gold	DODUCO Contacts and Refining GmbH	GERMANY

Gold	Dowa	JAPAN

Gold	Eco-System Recycling Co., Ltd.	JAPAN

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION

Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF

Gold	Heimerle + Meule GmbH	GERMANY

Gold	Heraeus Metals Hong Kong Ltd.	CHINA

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN

Gold	Istanbul Gold Refinery	TURKEY

Gold	Japan Mint	JAPAN

Gold	Jiangxi Copper Co., Ltd.	CHINA

Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA

Gold	Asahi Refining Canada Ltd.	CANADA

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION

Gold	JSC Uralelectromed	RUSSIAN FEDERATION

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN

Gold	Kazzinc	KAZAKHSTAN

Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA

Gold	Kojima Chemicals Co., Ltd.	JAPAN

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF

Gold	Materion	UNITED STATES OF AMERICA

Gold	Matsuda Sangyo Co., Ltd.	JAPAN

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE

Gold	Metalor Technologies S.A.	SWITZERLAND

Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO

Gold	Mitsubishi Materials Corporation	JAPAN

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY

Gold	Nihon Material Co., Ltd.	JAPAN

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION

Gold	PAMP S.A.	SWITZERLAND

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA

Gold	PX Precinox S.A.	SWITZERLAND

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA

Gold	Royal Canadian Mint	CANADA

Gold	Samduck Precious Metals	KOREA, REPUBLIC OF

Gold	Schone Edelmetaal B.V.	NETHERLANDS

Gold	SEMPSA Joyeria Plateria S.A.	SPAIN

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION

Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA

Gold	Tokuriki Honten Co., Ltd.	JAPAN

Gold	Torecom	KOREA, REPUBLIC OF

Gold	Umicore Brasil Ltda.	BRAZIL

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM

Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA

Gold	Valcambi S.A.	SWITZERLAND

Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA

Gold	Yamakin Co., Ltd.	JAPAN

Gold	Yokohama Metal Co., Ltd.	JAPAN

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA

Gold	SAFINA A.S.	CZECH REPUBLIC

Gold	Umicore Precious Metals Thailand	THAILAND

Gold	Geib Refining Corporation	UNITED STATES OF AMERICA

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA

Gold	Republic Metals Corporation	UNITED STATES OF AMERICA

Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND

Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA

Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES

Gold	T.C.A S.p.A	ITALY

Gold	Remondis Argentia B.V.	NETHERLANDS

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF

Gold	Marsam Metals	BRAZIL

Gold	SAAMP	FRANCE

Gold	L’Orfebre S.A.	ANDORRA

Gold	Italpreziosi	ITALY

Gold	SAXONIA Edelmetalle GmbH	GERMANY

Gold	WIELAND Edelmetalle GmbH	GERMANY

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA

Gold	AU Traders and Refiners	SOUTH AFRICA

Gold	Modeltech Sdn Bhd	MALAYSIA

Gold	Bangalore Refinery	INDIA

Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF

Gold	Planta Recuperadora de Metales SpA	CHILE

Gold	Safimet S.p.A	ITALY

Tantalum	Asaka Riken Co., Ltd.	JAPAN

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA

Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA

Tantalum	Exotech Inc.	UNITED STATES OF AMERICA

Tantalum	F&X Electro-Materials Ltd.	CHINA

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA

Tantalum	LSM Brasil S.A.	BRAZIL

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA

Tantalum	Mineracao Taboca S.A.	BRAZIL

Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Tantalum	NPM Silmet AS	ESTONIA

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA

Tantalum	QuantumClean	UNITED STATES OF AMERICA

Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION

Tantalum	Taki Chemical Co., Ltd.	JAPAN

Tantalum	Telex Metals	UNITED STATES OF AMERICA

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA

Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA

Tantalum	FIR Metals & Resource Ltd.	CHINA

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	KEMET Blue Metals	MEXICO

Tantalum	H.C. Starck Co., Ltd.	THAILAND

Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY

Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA

Tantalum	H.C. Starck Ltd.	JAPAN

Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY

Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA

Tantalum	Global Advanced Metals Aizu	JAPAN

Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA

Tantalum	Resind Industria e Comercio Ltda.	BRAZIL

Tantalum	Jiangxi Tuohong New Raw Material	CHINA

Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF

Tantalum	King-Tan Tantalum Industry Ltd.	CHINA

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA

Tin	Alpha	UNITED STATES OF AMERICA

Tin	CV Gita Pesona	INDONESIA

Tin	PT Aries Kencana Sejahtera	INDONESIA

Tin	PT Premium Tin Indonesia	INDONESIA

Tin	CV United Smelting	INDONESIA

Tin	Dowa	JAPAN

Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)

Tin	Fenix Metals	POLAND

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA

Tin	China Tin Group Co., Ltd.	CHINA

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA

Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA

Tin	Mineracao Taboca S.A.	BRAZIL

Tin	Minsur	PERU

Tin	Mitsubishi Materials Corporation	JAPAN

Tin	Jiangxi New Nanshan Technology Ltd.	CHINA

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND

Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)

Tin	PT Artha Cipta Langgeng	INDONESIA

Tin	PT Babel Inti Perkasa	INDONESIA

Tin	PT Bangka Tin Industry	INDONESIA

Tin	PT Belitung Industri Sejahtera	INDONESIA

Tin	PT Bukit Timah	INDONESIA

Tin	PT DS Jaya Abadi	INDONESIA

Tin	PT Eunindo Usaha Mandiri	INDONESIA

Tin	PT Karimun Mining	INDONESIA

Tin	PT Mitra Stania Prima	INDONESIA

Tin	PT Panca Mega Persada	INDONESIA

Tin	PT Prima Timah Utama	INDONESIA

Tin	PT Refined Bangka Tin	INDONESIA

Tin	PT Sariwiguna Binasentosa	INDONESIA

Tin	PT Stanindo Inti Perkasa	INDONESIA

Tin	PT Sumber Jaya Indah	INDONESIA

Tin	PT Timah (Persero) Tbk Kundur	INDONESIA

Tin	PT Timah (Persero) Tbk Mentok	INDONESIA

Tin	PT Tinindo Inter Nusa	INDONESIA

Tin	PT Tommy Utama	INDONESIA

Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA

Tin	Soft Metais Ltda.	BRAZIL

Tin	Thaisarco	THAILAND

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA

Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA

Tin	Yunnan Tin Company Limited	CHINA

Tin	CV Venus Inti Perkasa	INDONESIA

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL

Tin	Melt Metais e Ligas S.A.	BRAZIL

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES

Tin	PT Inti Stania Prima	INDONESIA

Tin	CV Ayi Jaya	INDONESIA

Tin	CV Dua Sekawan	INDONESIA

Tin	CV Tiga Sekawan	INDONESIA

Tin	Resind Industria e Comercio Ltda.	BRAZIL

Tin	Metallo Belgium N.V.	BELGIUM

Tin	Metallo Spain S.L.U.	SPAIN

Tin	PT Bangka Prima Tin	INDONESIA

Tin	PT Sukses Inti Makmur	INDONESIA

Tin	PT Kijang Jaya Mandiri	INDONESIA

Tin	PT Menara Cipta Mulia	INDONESIA

Tin	PT O.M. Indonesia	INDONESIA

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA

Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA

Tin	Modeltech Sdn Bhd	MALAYSIA

Tin	Gejiu Jinye Mineral Company	CHINA

Tin	PT Lautan Harmonis Sejahtera	INDONESIA

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA

Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN

Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA

Tungsten	Japan New Metals Co., Ltd.	JAPAN

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA

Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM

Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA

Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA

Tungsten	H.C. Starck Tungsten GmbH	GERMANY

Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA

Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION

Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA

Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

Tungsten	ACL Metais Eireli	BRAZIL

Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF

Tungsten	Moliren Ltd.	RUSSIAN FEDERATION

Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA

Addendum B

Countries of Origin of Conflict Minerals

Based on RMI’s RCOI report dated March 18, 2018

Countries of Origin of Conflict Minerals

Australia	Honduras	Russian Federation

Austria	India	Rwanda

Benin	Indonesia	Senegal

Bolivia	Ireland	Sierra Leone

Brazil	Japan	South Africa

Burundi	Kazakhstan	Spain

Canada	Laos	Thailand

Chile	Madagascar	Togo

China	Malaysia	Uganda

Colombia	Mali	United Kingdom

Democratic Republic of the Congo	Mexico	United States of America

Ecuador	Mongolia	Uzbekistan

Eritrea	Mozambique	Viet Nam

Ethiopia	Myanmar	Zimbabwe

France	Namibia

Germany	Nicaragua

Ghana	Nigeria

Guatemala	Panama

Guinea	Peru

Guyana	Portugal